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January 30, 2007

Sanford C. Bernstein Fund II, Inc.
1345 Avenue of the Americas
New York, New York 10105

Dear Ladies and Gentlemen:

   You have requested us, as counsel to the Sanford C. Bernstein Fund II, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, which presently consists of a single series, the Bernstein Intermediate Duration Institutional Portfolio (the "Portfolio," and any classes of shares thereof, the "Shares"), to furnish you with this opinion in connection with the Fund's filing of Post-Effective Amendment No. 6 to its Registration Statement on Form N-1A (Securities Act File No. 333-82336 and Investment Company Act File No. 811-21034) (as amended, the "Registration Statement") in connection with the registration and issuance of an indefinite number of shares of its common stock, $.001 par value per share (the "Common Stock").

   We have, as counsel, participated in certain proceedings relating to the Fund and to its Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of the charter of the Fund (the "Charter"), as amended and restated to date and its By-Laws as amended and restated and, as currently in effect, a certificate of good standing issued by the State Department of Assessments and Taxation of Maryland ("SDAT") on January 29, 2007, resolutions adopted by the Board of Directors of the Fund (the "Resolutions") relating to the authorization of the sale and issuance of the Shares at net asset value in a continuous public offering, and other documents relating to the Fund's organization and operation. We have also reviewed the above-mentioned Registration Statement and all amendments filed as of the date of this opinion and the documents filed as exhibits thereto. We are generally familiar with the corporate affairs of the Fund. We have also examined such other statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

   In our examination of the material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

   Based upon the foregoing, it is our opinion that: (1) the Fund is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good

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January 30, 2007
Page 2

standing with the SDAT; and (2) the issuance of the Shares has been duly authorized and (assuming that, upon any issuance of the Shares, the total number of shares of each Portfolio or class of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock of such Portfolio and class that the Fund is then authorized to issue under the Charter), when and if delivered against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof.

   We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the State of Maryland, we have relied solely upon the opinion of Venable LLP, which is attached hereto, and our opinion is subject to the assumptions and limitations set forth therein.

                                             Very truly yours,

                                             /s/ Willkie Farr & Gallagher LLP

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                          [LETTERHEAD OF VENABLE LLP]

                               January 30, 2007

Sanford C. Bernstein Fund II, Inc.
1345 Avenue of the Americas
New York, New York 10105

       Re:Registration Statement on Form N-1A:
          1933 Act File No.: 333-82336
          1940 Act File No.: 811-21034

Ladies and Gentlemen:

   We have served as Maryland counsel to Sanford C. Bernstein Fund II, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company (the "Company"), in connection with certain matters of Maryland law arising out of the registration and issuance of an indefinite number of shares (the "Shares") of its common stock, $.001 par value per share (the "Common Stock"), classified and designated as the Bernstein Intermediate Duration Institutional Portfolio (the "Portfolio"), covered by Post-Effective Amendment No. 6 (the "Post-Effective Amendment") to the above-referenced Registration Statement (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on or about the date hereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

   In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

   1. The Post-Effective Amendment, substantially in the form transmitted to the Commission under the 1933 Act and 1940 Act;

   2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

   3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

   4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

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Sanford C. Bernstein Fund II, Inc.
January 30, 2007
Page 2

   5. Resolutions adopted by the Board of Directors of the Company (the "Resolutions") relating to the authorization of the sale and issuance of the Shares at net asset value in a continuous public offering, certified as of the date hereof by an officer of the Company;

   6. A certificate executed by an officer of the Company, dated as of the date hereof; and

   7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

   In expressing the opinion set forth below, we have assumed the following:

   1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

   2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

   3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

   4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

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Sanford C. Bernstein Fund II, Inc.
January 30, 2007
Page 3

   Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

   1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

   2. The issuance of the Shares has been duly authorized and (assuming that, upon any issuance of the Shares, the total number of shares of the Portfolio issued and outstanding will not exceed the total number of shares of Common Stock of such Portfolio that the Company is then authorized to issue under the Charter), when and if delivered against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

   The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

   The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

   This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                  Very truly yours,

                                                  /s/ Venable LLP